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                                       ROI
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                                   CORPORATION

MEDIA CONTACT:                                               INVESTOR RELATIONS:
Miki McDonald                                                Sharon Will
ROI Corporation                                              Saggi Capital Corp.
912-527-4418                                                 518-398-7830

                      ROI ANNOUNCES NEW OFFICERS & DIRECTOR

          CONSOLIDATION OF SOFTWARE OPERATIONS FURTHER REDUCES EXPENSES

KENNESAW, Ga.--July 1, 2002-- Return on Investment Corporation (OTCBB: ROIE) has appointed new officers and a new member of the Board of Directors. Arol Wolford, ROI President and Director, now also serves as Chief Executive Officer. Charles Pecchio, who served as a Director and Chief Executive Officer, is now Chairman of the Board. Charles McRoberts, who served as Chairman, now serves as a Director and as Vice President of Developer Channel Sales for GO Software, Inc., an ROI subsidiary. Theo VanderBoom has replaced Timothy Minster as a Director and Chairman of the Audit Committee.

Arol Wolford is President and Chief Executive Officer of ROI and is a member of the Board of Directors and the ROI Audit Committee. In 1980, he established Construction Market Data (CMD) in Atlanta, Georgia, and served as President until December 2001. CMD is a provider of quality project news, building product information, and cost data for the international construction industry. In May 2000, CMD was acquired for $299.5 million by Cahners Business Information, a part of the London and Amsterdam-based Reed Elsevier.

Theo VanderBoom is now an ROI Director and Chairman of the Audit Committee. From 1996 to 2001, he served as Vice President and Chief Financial Officer of Construction Market Data. From 1982 to 1996, Mr. VanderBoom was with Southam Business Communications, Inc., where he served as Vice President of several Southam subsidiaries in Canada and the United States. Mr. VanderBoom earned a BS in mathematics and an MBA from York University and is a Certified Management Accountant.

Arol Wolford, ROI President and CEO, said "We are realigning our people and focusing our talents and resources on electronic payment processing. This part of our business has had significant growth in revenue and has consistently generated a positive cash flow. We have further reduced our expenses by consolidating all of software sales, support, development, and administrative personnel into our subsidiary, GO Software."

Charles Pecchio, ROI Chairman, added, "We believe in ROI more than ever before. Four members of the Board of Directors just bought, in the aggregate, an additional 300,000 shares of ROI stock from the company, adding $600,000 to the treasury."

                                     -more-

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ABOUT RETURN ON INVESTMENT CORPORATION (www.roicorporation.com)
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More than 50,000  businesses  use ROI software to process  payments on virtually any computer and to connect IBM midrange systems to the rest of the world. In the United States, in terms of the number of payment processing software licenses, GO Software (an ROI subsidiary) is the number one company in the IBM midrange market and is second behind First Data Corp. in all computing markets. Campana Data (an ROI subsidiary) markets consulting and transaction processing services. Net400 (an ROI subsidiary) provides software for IBM midrange computers that facilitates e-mail and e-commerce communications, system and
device   connectivity,   and   business-to-business   and   business-to-consumer
transactions.

Forward Looking Statements

Statements that include the terms "believes", "intends", or "expects" are intended to reflect "forward looking statements" of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements or paragraphs. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.

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